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Contact:       Sandra Menta
               610-738-6376

FOR IMMEDIATE RELEASE
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                       Cephalon Presents Research Results
                         from Pancreatic Cancer Studies

     West Chester, PA - September 18, 1998 - Cephalon, Inc. (NASDAQ: CEPH) announced today the first findings from preclinical studies of its compound, CEP-701, for the treatment of pancreatic ductal adenocarcinoma (PDAC). The results presented today at the Baltic Pancreas Meeting in Germany demonstrate that CEP-701 can significantly decrease tumor growth as well as inhibit tumor cell invasion in PDAC animal models.

     Pancreatic cancer is the fifth most common cause of cancer deaths in the United States. The mean survival time of this highly aggressive cancer is four to six months after diagnosis. Current treatments including chemotherapy, radiation therapy and surgery, either separately or in combination, are not sufficient to significantly increase patient survival time.

     As reported at today's meeting by Cephalon's Dr. Bruce A. Ruggeri, CEP-701 demonstrated anti-tumor activity in five of six pancreas tumors transplanted into mice (xenografts). Four out of six of these xenografts also demonstrated inhibition of in vivo tumor cell invasion. Cephalon scientists tested CEP-701 alone and in combination with the drug, gemcitabine, finding that dual treatment with gemcitabine was more effective in inhibiting growth of PDAC xenografts than either compound alone.

     CEP-701 is one of a series of specific receptor trk kinase inhibitors derived from the indolocarbazole K252a, which was originally synthesized by Kyowa Hakko Kogyo Co., Ltd., Tokyo, Japan. PDAC specimens overexpress receptor trk kinases which bind to growth factors associated with tumor growth and invasiveness. Thus, inhibition of these receptor trk kinases allows for the opportunity of therapeutic intervention. Although the findings presented today are preliminary, they provide the impetus to further investigate the role of CEP-701 as a potential therapy for pancreatic cancer.

     In its agreement with Kyowa Hakko, Cephalon has rights to a series of molecules, including CEP-701, in the United States and Europe. Cephalon has been developing these molecules for the potential use in treating prostate and other cancers, of which CEP-701, as an orally-active molecule, is currently in Phase 1 clinical studies in the U.S.

     Cephalon, Inc., headquartered in West Chester, PA, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders and cancer.

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update any such factors or forward-looking statements to reflect future events or developments.

     NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at http://www.cephalon.com. They are also available by fax
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